                                                                     Exhibit 4.8


                              CERTIFICATE OF TRUST
                                       OF
                               PWG CAPITAL TRUST V

     THIS CERTIFICATE OF TRUST of PWG Capital Trust V (the "Trust"), dated as of November 9, l998, is being duly executed and filed by the undersigned, as trustees, to form business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is PWG Capital Trust V.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing in the office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                          CHASE MANHATTAN BANK DELAWARE as
                                          Delaware Trustee,

                                               by         /s/ John J. Cashin
                                                   -----------------------------
                                                   Name:  John J. Cashin
                                                   Title: Senior Trust Officer

                                          THE CHASE MANHATTAN BANK as
                                          Property Trustee,

                                               by         /s/ L. O'Brien
                                                   -----------------------------
                                                   Name:  L. O'Brien
                                                   Title: Senior Trust Officers

                                               by         /s/ Regina A. Dolan
                                                   -----------------------------
                                                   Name:  Regina A. Dolan,
                                                          as Trustee

                                               by         /s/ F. Daniel Corkery
                                                   -----------------------------
                                                   Name:  F. Daniel Corkery,
                                                          as Trustee

                                               by         /s/ William J. Nolan
                                                   -----------------------------
                                                   Name:  William J. Nolan,
                                                          as Trustee